Exhibit 2.1

AMENDMENT NO. 1
TO THE AGREEMENT AND PLAN OF MERGER

Amendment No. 1, dated as of January 26, 2006 (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 9, 2005 , among Lincoln National Corporation, an Indiana corporation (“Lincoln”), Quartz Corporation, a North Carolina corporation and a direct wholly owned subsidiary of Lincoln (“Merger Sub”), Jefferson-Pilot Corporation, a North Carolina corporation (“Jefferson-Pilot”), and Lincoln JP Holdings, L.P., an Indiana limited partnership (“Quartz Partnership”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of October 9, 2005 among Lincoln, Merger Sub and Jefferson-Pilot (as amended from time to time, the “Agreement”).

WHEREAS, the Agreement contemplates a business combination transaction between Merger Sub and Jefferson-Pilot by means of a merger of Jefferson-Pilot with and into Merger Sub;

WHEREAS, Section 1.8 of the Agreement permits Lincoln, with the consent of Jefferson-Pilot, to change the method of effecting the business combination contemplated by the Agreement, subject to the terms of Section 1.8 of the Agreement; and

WHEREAS, Section 7.3 of the Agreement permits the parties to amend the Agreement by an instrument in writing signed by each of the parties to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.  Addition of Quartz Partnership. The parties hereby acknowledge and agree that Quartz Partnership is a party to the Agreement as of the date hereof by virtue of this Amendment.

2.  Amendment to Preamble. The preamble of the Agreement is hereby amended by replacing the first parenthetical therein with the following text:

“(as amended from time to time, this “Agreement”)”.

The preamble of the Agreement is further amended by adding immediately after the words “(“Merger Sub”),” the following text:

“Lincoln JP Holdings, L.P., an Indiana limited partnership and a direct and indirect wholly-owned subsidiary of Lincoln (the “Quartz Partnership”),”.

3.  Amendment to Recitals. The recitals of the Agreement are hereby amended by replacing the words “Merger Sub” in the first recital with the phrase “Quartz Partnership” and replacing the phrase “the parties hereto” in the fourth recital with the phrase “Lincoln and Jefferson-Pilot”.

4.  Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended by replacing the text thereof with the following text:

“Effective Time of the Merger. Subject to the provisions of this Agreement, the requirements of § 55-11-10 of the North Carolina Business Corporation Act (the “NCBCA”) and § 23-16-3-13 of the Indiana Revised Uniform Limited Partnership Act (the “IRULPA”), articles of merger (the “Articles of Merger”) shall be duly prepared and executed by Quartz Partnership and thereafter delivered to the Secretary of State of the State of North Carolina for filing pursuant to the NCBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of North Carolina, or at such time thereafter as is provided in the Articles of Merger (the “Effective Time”).”

5.  Amendment to Section 1.3. Section 1.3 of the Agreement is hereby amended by replacing the text thereof with the following text:

“Effects of the Merger. At the Effective Time, Jefferson-Pilot shall be merged with and into Quartz Partnership, the separate legal existence of Jefferson-Pilot shall cease and Quartz Partnership will continue as the surviving entity (the “Surviving Entity”) in the Merger and will succeed to and assume all of the rights, privileges, immunities, properties, powers and franchises of Jefferson-Pilot. The general partner of the Surviving Entity is Lincoln JP Company, LLC at c/o Lincoln National Corporation, Centre Square - West Tower, 1500 Market Street, Suite 3900, Philadelphia, PA 19102-2112, and the sole limited partner of the Surviving Entity is Lincoln. The Merger will have the effects set forth in the NCBCA, the IRULPA and this Agreement.”

The Agreement is further amended by replacing all uses of the term “Surviving Corporation” with the term “Surviving Entity”.

6.  Amendment to Section 1.4. Section 1.4 of the Agreement is hereby deleted in its entirety and replaced by the phrase “Intentionally Deleted”.

7.  Amendment to Section 1.5. Section 1.5 of the Agreement is hereby amended by replacing the text thereof with the following text:

“Certificate of Limited Partnership and Partnership Agreement of the Surviving Entity. The certificate of limited partnership of Quartz Partnership as in effect immediately prior to the Effective Time (the “Quartz Partnership Certificate”), as set forth in Exhibit 1.5(c), shall be the certificate of limited partnership of the Surviving Entity. The limited partnership agreement of Quartz Partnership (the “Quartz Partnership Agreement”), as set forth in Exhibit 1.5(d), shall be the limited partnership agreement of the Surviving Entity after completion of the transactions contemplated by this Agreement, until thereafter amended as provided by applicable law or therein.”

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8.  Amendment to Section 1.6. Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the phrase “Intentionally Deleted”.

9.  Amendment to Section 2.1(g). Section 2.1(g) of the Agreement is hereby amended by replacing the first sentence thereof with the following text:

“All Cash Elections and Stock Elections shall be made on a form designed for that purpose and mutually acceptable to Lincoln and Jefferson-Pilot (a “Form of Election”) and mailed to holders of record of shares of Jefferson-Pilot Common Stock who are holders on the record date for the Jefferson-Pilot Shareholders Meeting (the “Election Form Record Date”), such Form of Election to be mailed together with the Joint Proxy Statement / Prospectus or at such other time as Lincoln and Jefferson-Pilot may agree.”

10.  Amendment to Section 2.1(h). Section 2.1(h) of the Agreement is hereby amended by replacing the second and third sentences thereof with the following text:

“The “Election Deadline” shall be 5:00 p.m. New York City time on March 28, 2006; provided, that in the event Lincoln and Jefferson-Pilot reasonably agree on or prior to March 27, 2006 (or, in the event the Election Deadline has been extended, on or prior to the Business Day immediately preceding such extended Election Deadline) that the earliest date on which Closing could reasonably be expected to occur is after April 3, 2006 (or, in the event the Election Deadline has been extended, the date which is four Business Days following such extended Election Deadline), then the Election Deadline shall be such other date as Lincoln and Jefferson-Pilot reasonably agree is the fourth Business Day immediately preceding the earliest date on which Closing could reasonably be expected to occur. The Election Deadline shall be included in the Form of Election. Lincoln and Jefferson-Pilot agree to reserve in the Form of Election the right to extend the Election Deadline by joint press release issued not later than the Business Day prior to the Election Deadline (or, in the event the Election Deadline has been extended, the Business Day prior to such extended Election Deadline).”

11.  Addition of Section 3.4. Article 3 is hereby amended by inserting a new Section 3.4 (after Section 3.3) as follows:

“3.4. Representations and Warranties of Quartz Partnership: Lincoln and Quartz Partnership represent and warrant to Jefferson-Pilot as follows:

(i) True and complete copies of the constituent documents of Quartz Partnership, each as in effect as of the date of the first amendment of this Agreement, have previously been made available to Jefferson-Pilot.

(ii) As of the date of the first amendment of this Agreement, Lincoln JP Company, LLC owns a 0.1% general partnership interest in Quartz Partnership, Lincoln owns a 99.9% limited partnership interest in Quartz Partnership and a total of 100% of the membership interests in Lincoln JP Company, LLC, and no other person owns a partnership interest, general or limited, in Quartz Partnership

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 or a membership interest in Lincoln JP Company, LLC or any right in or right to acquire any partnership interest, general or limited, in Quartz Partnership or a membership interest in Lincoln JP Company, LLC. Quartz Partnership was formed by Lincoln solely for the purpose of effecting the Merger and the other transactions contemplated by this Agreement. Except as contemplated by this Agreement, Quartz Partnership does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger and the other transactions contemplated by this Agreement.

(iii) Quartz Partnership has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all necessary partnership action. This Agreement has been duly executed and delivered by Quartz Partnership and constitutes a valid and binding obligation of Quartz Partnership enforceable against Quartz Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.”

(iv) Quartz Partnership has taken all actions necessary to ensure that the restrictions in Article 9 and 9A of the NCBCA will not apply to Quartz Partnership during the pendency of this Agreement.

(v) No election has been made for Quartz Partnership (since its formation) pursuant to Treasury Regulation Section 301.7701-3 to treat Quartz Partnership as an association or a partnership for Federal income tax purposes.

(vi) No election has been made for Lincoln JP Company, LLC (since its formation) pursuant to Treasury Regulation Section 301.7701-3 to treat Lincoln JP Company, LLC as an association or a partnership for Federal income tax purposes.”

12.  Amendment to Section 5.6(a). Section 5.6(a) of the Agreement is hereby amended by (i) inserting the words “or as Lincoln and Jefferson-Pilot otherwise agree,” in the first sentence after “Except as provided in Section 5.6(b),”, (ii) replacing in the second parenthetical thereof the word “up” with the word “down,” and (iii) replacing the third parenthetical with the following text: “(rounding up to the sixth decimal place)”.

13.  Amendment to Section 6.2(c). Section 6.2(c) of the Agreement is hereby amended by replacing the phrase “the parties hereto” in the first sentence with the phrase “Lincoln and Jefferson-Pilot”.

14.  Amendment to Section 6.3(a). Section 6.3(a) of the Agreement is hereby amended by replacing the text thereof with the following text
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“Representations and Warranties. The representations and warranties of Lincoln and Quartz Partnership set forth in this Agreement, disregarding all qualifications and exceptions therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement (or, in the case of Quartz Partnership and representations and warranties of Lincoln in Section 3.4 of this Agreement, the date of the first amendment of this Agreement) and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Lincoln, and Jefferson-Pilot shall have received a certificate signed on behalf of Lincoln by the Chairman and Chief Executive Officer and by the Chief Financial Officer of Lincoln to such effect.”

15.  Amendment to Section 6.3(c). Section 6.3(c) of the Agreement is hereby amended by replacing the phrase “the parties hereto” in the first sentence with the phrase “Lincoln and Jefferson-Pilot”.

16.  Removal of Exhibits. The Agreement is hereby amended by removing Exhibit 1.5(a) and Exhibit 1.5(b) of the Agreement.

17.  Addition of Exhibits.The Agreement is hereby amended by adding Exhibit A of this Amendment as Exhibit 1.5(c) of the Agreement and by adding Exhibit B of this Amendment as Exhibit 1.5(d) of the Agreement.

18.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana (without giving effect to choice of law principles thereof).

19.  Miscellaneous.

(a)	Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect.

(b)	All references in the Merger Agreement to the “Agreement” shall be deemed to be the Merger Agreement as amended by this Amendment.

(c)
This Amendment may be executed by Lincoln, Merger Sub, Quartz Partnership and Jefferson-Pilot in multiple counterparts, each of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Such counterpart executions may be transmitted to the parties by facsimile and such facsimile execution shall have the full force and effect of an original signature.

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IN WITNESS WHEREOF, Lincoln, Merger Sub, Quartz Partnership and Jefferson-Pilot have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first set forth above.

LINCOLN NATIONAL CORPORATION

By: /s/ Jon A. Boscia
Name: Jon A. Boscia
Title: Chairman and Chief Executive Officer

QUARTZ CORPORATION

By:/s/ Barbara S. Kowalczyk
Name: Barbara S. Kowalczyk
Title: President

LINCOLN JP HOLDINGS, L.P.

By: Lincoln JP Company, LLC, its general partner

By: Lincoln National Corporation, its sole member

By: /s/ Jon A. Boscia
Name: Jon A. Boscia
Title: Chairman and Chief Executive Officer

JEFFERSON-PILOT CORPORATION

By:/s/ Dennis R. Glass
Name: Dennis R. Glass
Title: President and Chief Executive Officer

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Exhibit A

Exhibit 1.5(c) to the Agreement
Certificate of Limited Partnership of Quartz Partnership

CERTIFICATE OF LIMITED PARTNERSHIP
OF
LINCOLN JP HOLDINGS, L.P.

ARTICLE I
Name

The name of the Limited Partnership is “Lincoln JP Holdings, L.P.”.

ARTICLE II
Limited Partnership’s Office

The address of the Limited Partnership’s office is 1300 South Clinton Street, Fort Wayne, IN 46802.

ARTICLE III
Registered Agent

The address of the registered agent of the Limited Partnership in Indiana is 251 E. Ohio Street, Suite 500, Indianapolis, IN 46204. The name of the registered agent for the Limited Partnership at such office is Corporation Service Company.

ARTICLE IV
General Partner

The name and business address of the Limited Partnership’s general partner are as follows:

Name	Address

Lincoln JP Company, LLC	1300 South Clinton Street
Fort Wayne, IN 46802

ARTICLE V
Dissolution of Limited Partnership

The Limited Partnership shall continue in full force and effect until December 31, 2999, unless dissolved at an earlier date upon the happening of any event set forth in the Limited Partnership Agreement.

GENERAL PARTNER:

Lincoln JP Company, LLC

By: Lincoln National Corporation, its sole member

By: /s/ Douglas Cooperberg_____________
Douglas Cooperberg
Second Vice President

Exhibit B

Exhibit 1.5(d) to the Agreement
Limited Partnership Agreement of Quartz Partnership

LIMITED PARTNERSHIP AGREEMENT
OF
LINCOLN JP HOLDINGS, L.P.

THIS LIMITED PARTNERSHIP AGREEMENT (this “Agreement”), made and entered into effective as of the 20th day of January 2006, by and between Lincoln JP Company, LLC, an Indiana limited liability company (the “General Partner”), and Lincoln National Corporation, an Indiana corporation (the “Limited Partner”) (collectively, the “Partners”);

WITNESSETH THAT:

WHEREAS, the General Partner has caused Lincoln JP Holdings, L.P. (the “Partnership”) to be formed as a limited partnership pursuant to the Act (as hereinafter defined); and

WHEREAS, the Partners desire to adopt this Limited Partnership Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
BUSINESS PURPOSES AND OFFICES

1.1. Business Purpose. The purposes for which the Partnership is formed shall be limited to the following:

To acquire by merger, own and operate the businesses of Jefferson-Pilot Corporation, a North Carolina corporation, and all activities necessary, incidental or appropriate in connection thereto.

Nothing contained herein shall be construed to authorize any business or activity of any nature which is not permitted to be conducted or carried on by a limited partnership organized and existing under the Act or under the applicable statutes of any state in which the Partnership shall conduct its business.

1.2 Registered Office and Registered Agent. The Partnership’s registered office in the State of Indiana and the registered agent at that office shall be as set forth in the Certificate. The General Partner may, at its discretion, change the Partnership’s registered office or registered agent in Indiana, provided that the appropriate form of notice is filed with the Indiana Secretary of State.

1.3 Other Offices. The Partnership may have other offices at such other places within or without Indiana as the General Partner may determine.

ARTICLE II
DEFINITIONS

2.1 Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

“Act” means the Revised Uniform Limited Partnership Act, Ind. Code § 23-16-1-1 et seq., as amended from time.

“Additional Partner” means a Partner admitted to the Partnership pursuant to Section 7.1 or Article IX.

“Agreement” means this Limited Partnership Agreement, as amended and restated and in effect from time to time.

“Available Cash” means the aggregate amount of cash on hand or in bank, money market or similar accounts of the Partnership from time to time derived from income which the General Partner determines is available for distribution to the Partners, after taking into account any amount required or appropriate to maintain a reasonable amount of Reserves.

“Bankruptcy”, with respect to any Person, means the entry of an order for relief against such Person under the Federal Bankruptcy Code or the insolvency of such Person under any state insolvency act.

“Capital Contribution”, with respect to a Partner, means the total amount of cash and the Fair Value of property to be contributed by such Partner to the capital of the Partnership. The initial Capital Contribution of each Partner is set forth on Schedule A attached hereto.

“Certificate” means the Partnership’s Certificate of Limited Partnership as filed with the Indiana Secretary of State, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of future laws.

“Distributions” means any distributions by the Partnership to the Partners of Available Cash, Liquidation Distributions or other amounts.

“Fair Value” of an asset means its fair market value.

“General Partner” means any Person designated as a General Partner in Schedule A or any Person who becomes a General Partner as provided herein.

“Interest” refers to all of a Partner’s rights and interests in the Partnership in the Partner’s capacity as a Partner, all as provided in the Certificate, this Agreement and the Act, including, without limitation, such Partner’s interest in the total capital, profits and losses of the Partnership.

“Limited Partner” means any Person designated as a Limited Partner in Schedule A or any Person who becomes a Limited Partner as provided herein.

“Liquidation” shall have the meaning set forth in Treasury Regulation § 1.704-1(b)(2)(ii)(g) and any amendatory or successor Section of such Regulation.

“Liquidation Distribution” means the distribution of the Partnership’s Property upon an event of Liquidation pursuant to the terms set forth in Section 4.2.

“Partner” or “Partners” means any General Partner or the Limited Partner, and any Additional Partner(s).

“Partnership” means Lincoln JP Holding, L.P., a limited partnership formed in accordance with the Act.

“Percentage Interest,” means the portion or share from time to time which a Partner shares in the Partnership’s Distributions. The initial Percentage Interests of the Partners are set forth on Schedule A attached hereto. Schedule A shall be amended from time to time to reflect any changes in such Percentage Interests of the Partners.

“Person” means an individual, partnership, limited partnership, limited liability company, corporation, cooperative, trust or other entity.

“Property” means all properties and assets in which the Partnership may have an interest or own from time to time.

“Remaining Partner” or “Remaining Partners,” as applicable, means each of the other Partners who or which own an Interest at a time when a Partner undergoes a Termination Event.

“Reserves” means amounts set aside from time to time by the General Partner pursuant to Section 4.3

“Schedule” means one of the Schedules annexed hereto as amended from time to time and as so amended at the time of reference thereto.

“Termination Event” means removal of a General Partner, Bankruptcy of a General Partner, or dissolution of a General Partner or the occurrence of any other event which terminates the continued partnership of a General Partner pursuant to the Act.

“Transfer” means (i) when used as a verb, to give, sell, exchange, assign, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

2.2 Other Definitional Provisions.

(a) As used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.

(b) Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

ARTICLE III
CAPITAL CONTRIBUTIONS AND LOANS

3.1 Capital Contributions. Simultaneously with the execution of this Agreement, each Partner has contributed to the Partnership the amounts set forth on Schedule A. Each Partner agrees that as of the date of this Agreement (after the foregoing Capital Contribution) he or it owns the Percentage Interest in the Partnership set forth on Schedule A attached hereto. The Percentage Interest of the Partner may not be changed or altered except pursuant to the terms and conditions of this Agreement.

3.2 Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Partner shall be entitled to (i) withdraw or reduce such Partner’s Capital Account, (ii) receive any Distributions from the Partnership, or (iii) demand or receive property other than cash in return for such Partner’s Capital Contribution.

3.3 Loans by Partners. Any loans by Partners shall be on such terms and conditions as may be approved by the General Partner. Loans by any Partner to the Partnership shall not be considered as contributions to the capital of the Partnership.

ARTICLE IV
DISTRIBUTIONS

4.1 Non-Liquidation Cash Distributions. The amount, if any, of Available Cash shall be reasonably determined by the General Partner from time to time and shall be distributed to the Partners at such times and in such amounts as reasonably determined by the General Partner, in proportion to the Partners’ respective Percentage Interests.

4.2 Liquidation Distributions. In the event of a Liquidation, the Partnership’s Property shall be allocated, paid and/or distributed in the following order of priority:

(a) To the payment of debts and liabilities of the Partnership (including to Partners to the extent otherwise permitted by law) and the expenses of liquidation; then

(b) To the setting up of such Reserves as the Person required or authorized by law to wind up the Partnership’s affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Partnership; then

(c) To the Partners in accordance with their Respective Percentage Interests.

All such Liquidation Distributions shall be made no later than the end of the taxable year during which such Liquidation takes place or, if later, within 90 days after the date of such Liquidation.

4.3 Reserves. The General Partner shall have the right to establish, maintain, and expend such reserves to provide for working capital, future maintenance, repair or replacement of the Property, debt service, future investments and such other purposes as the General Partner may deem necessary or advisable.

4.4 Disregarded Entity. The Partnership is intended to be a disregarded entity under Treasury Regulation § 1.7701-3 and Revenue Ruling 2004-77, and the Partners hereby acknowledge that this Agreement does not contain any provisions relating to the allocation of income, losses, deductions or credits to the Partners.

ARTICLE V
GENERAL PARTNERS; PARTNERSHIP BUSINESS

5.1 General Partner’s Authority. Except as otherwise specifically set forth in this Agreement, (a) the business and affairs of the Partnership shall be managed by the General Partner, and (b) the General Partner shall have full, exclusive and complete power and discretion, without the need for consent or approval of any other Partner, to make all decisions and to do all things which it deems necessary or desirable on behalf of the Partnership. Without limiting the generality of the foregoing, the General Partner, acting singly, shall have the sole and exclusive authority, for and on behalf of the Partnership, to (x) borrow money (and to pledge any real, personal or other property of the Partnership as collateral therefor), (y) to purchase or otherwise acquire any real estate, and (z) negotiate, execute, deliver, file and cause the Partnership to perform, any and all agreements, documents, instruments and certificates necessary to consummate the foregoing, all on terms and conditions acceptable to the General Partner.

5.2 Management of Partnership Business. The General Partner shall devote such amount of its time and services, and the time and services of its employees and agents, as, in its discretion, it deems necessary to the proper conduct of such business affairs. Any party may rely on any action taken by the General Partner as having been a duly authorized act of the Partnership. The General Partner shall consider the interests of the Partnership’s creditors in connection with all Partnership actions.

5.3. Effect of Bankruptcy of the Limited Partner. The bankruptcy, dissolution, or liquidation of the Limited Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee or other representative of the Limited Partner shall have all the rights of such Limited Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of an assignee as a substitute Limited Partner. The transfer by such trustee or representative of any Partnership Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by the Limited Partner.

5.4 Business Control. The Limited Partner shall not participate in or have any control over the Partnership business, except as specifically set forth in this Agreement or as required by law. The Limited Partner hereby consents to the exercise by the General Partner of the powers conferred upon it by this Agreement and to the employment, when, if in the discretion of the General Partner, the same is deemed necessary or advisable, of such employees, agents, attorneys or other professionals as the General Partner may determine (notwithstanding that any parties to this Agreement may have an interest in, or be one of, such employees, agents, attorneys or other professionals). The Limited Partner shall not have any authority or right to act for or bind the Partnership.

5.5 Transfer or Withdrawal by General Partner. Without the consent of the Limited Partner, the General Partner may not Transfer, sell or assign its Interest in the Partnership. Any Transfer of an Interest or any portion thereof of a General Partner without the consent required under this Section 5.5 shall be treated as a withdrawal of such General Partner.

5.6 Admission of Additional General Partners. One or more additional General Partners may only be admitted to the Partnership with the unanimous consent of all of the Partners.

ARTICLE VI
LIMITED PARTNER

6.1 Authority of Limited Partner. The Limited Partner shall have no authority (a) to take part in the management or control of the Partnership or of its business or affairs or (b) to act for or bind the Partnership in any matter.

ARTICLE VII
TERM AND DISSOLUTION

7.1 Events Causing Dissolution. The Partnership shall continue in full force and effect until December 31, 2999, except that the Partnership shall be dissolved prior to such date upon the happening of any of the following events:

(a) the sale or other disposition of all or substantially all of the assets of the

 Partnership;

(b) the unanimous vote of the Partners to dissolve;

(c) the happening of any event, other than a withdrawal of a General Partner, that causes a dissolution of the Partnership under the Act;

(d) the happening of a Termination Event with respect to a General Partner or any other event causing a dissolution of the Partnership under the provisions of the Act, unless the business of the Partnership is continued by the consent of all of the Remaining Partner(s); or

(e) the withdrawal of a General Partner, unless (i) at the time of such withdrawal there is at least one remaining General Partner and all remaining General Partners agree to continue the business of the Partnership (which continuation of the business of the Partnership is hereby authorized) or (ii) within ninety (90) days after such withdrawal all remaining Partners agree in writing to continue the business of the Partnership and agree in writing to the appointment of one (1) or more additional General Partners, if necessary or desired.

In any case in which a sole Remaining Partner shall consent to the continuation of the business of the Partnership pursuant to this Section 7.1, such Remaining Partner may admit one or more additional Partners (an “Additional Partner”) without obtaining the consent of the Partner with respect to whom the Termination Event shall have occurred if, but for this sentence of Section 7.1, such Remaining Partner would otherwise have been the sole Partner of the Partnership after such Termination Event. Any such Additional Partner admitted pursuant to this Section 7.1 shall, as a condition of such admission, execute an instrument accepting, adopting, and agreeing to be bound by the terms and conditions of this Agreement.

7.2 Effect of Dissolution. Except as otherwise provided in this Agreement, upon the dissolution of the Partnership, the General Partner shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Partnership. In connection with such winding up, the General Partner shall have the authority to (a) liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Partnership as promptly as is consistent with obtaining a Fair Value therefor, (b) apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 7.3 below, and (c) do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

7.3 Application of Proceeds. Upon the dissolution and liquidation of the Partnership, the assets of the Partnership shall be applied and distributed in the order of priority set forth in Section 4.2.

ARTICLE VIII
ACCOUNTING AND BANK ACCOUNTS

8.1 Fiscal Year and Accounting Method. The fiscal year and taxable year of the Partnership shall end on December 31 of each year, unless a different year is required by the Code. The accrual method of accounting shall be used by the Partnership.

8.2 Books and Records. At all times during the existence of the Partnership, the Partnership shall cause to be maintained full and accurate books of account, which shall reflect all Partnership transactions and be appropriate and adequate for the Partnership’s business. The Partnership shall conduct business in its own name; hold itself out as a separate entity; hold its assets in its own name; and maintain books and records separate from any other entity. The books and records of the Partnership shall be maintained at the offices of the Partnership where the General Partner performs its primary duties hereunder. Copies of such books and records shall be provided from time to time to each of the Partners upon reason-able written request. In addition, each Partner (or such Partner’s designated representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Partner’s own expense) all books and records of the Partnership.

8.3 Negotiable Instruments, Deeds, Contracts and Shares. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money, deeds, mortgages made by the Partnership and other material written contracts of the Partnership shall be signed by any officer or any Person authorized by the General Partner from time to time.

ARTICLE IX
MISCELLANEOUS

9.1 Title to Assets. Title to the Property and all other assets acquired by the Partnership shall be held in the name of the Partnership. No Partner shall individually have any ownership interest or rights in the Property or any other assets of the Partnership, except indirectly by virtue of such Partner’s ownership of an Interest. No Partner shall have any right to seek or obtain a partition of the Property or other assets of the Partnership, nor shall any Partner have the right to any specific assets of the Partnership upon the liquidation of or any distribution from the Partnership.

9.2 Nature of Interest in the Partnership. A Partner’s Interest shall be personal property for all purposes.

9.3 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Partnership.

9.4 Investments Representations. Each Partner represents and warrants that the Partner is purchasing his or its Interest in the Partnership for the Partner’s own account, for investment and with no present intention of distributing or reselling the same or any part thereof.

9.5 Entire Agreement; Amendment. This Agreement (together with the Certificate) contains the entire agreement among the Partners relative to the formation, operation and continuation of the Partnership. Except as otherwise expressly provided elsewhere in this Agreement, this Agreement and the Certificate shall not be altered, modified or changed except by a written document duly executed by all Partners at the time of such alteration, modification or change.

9.6 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Indiana, without regard to the principles of conflicts of law thereof.

9.7 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and be enforced to the greatest extent permitted by law.

9.8 Binding Agreement. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

9.9 Headings. The headings of the Articles and Sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“General Partner”	“Limited Partner”

Lincoln JP Company, LLC	Lincoln National Corporation

By: Lincoln National Corporation,
its sole member
/s/ Douglas Cooperberg
Name: Douglas Cooperberg
Title:2nd VP & Senior Counsel

/s/ Douglas Cooperberg
Name: Douglas Cooperberg
Title: 2nd VP & Senior Counsel

S-1

SCHEDULE A
to the
Limited Partnership Agreement
Of
Lincoln JP Holdings, L.P.

Partners	Capital Contribution	Percentage Interest

Lincoln JP Company, LLC	$0.01	0.1%, as General Partner

Lincoln National Corporation	$9.99	99.9%, as Limited Partner